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                                                                      EXHIBIT 10

                             MCFARLAND ENERGY, INC.

                   CHANGE IN CONTROL RETENTION/SEVERANCE PLAN


                                  Introduction


                 The Board of Directors of McFarland Energy, Inc. considers the prevention of the loss of employees and the avoidance of distraction of employees as a result of an actual or contemplated Change in Control to be essential to protecting and enhancing the best interests of the Corporation and its shareholders. The Board also believes that during the pendency of a Change in Control and the transition period thereafter, the Board should be able to receive and rely on disinterested service from employees regarding the best interests of the Corporation and its shareholders without concern that employees might be distracted or concerned by personal uncertainties and risks.

                 Accordingly the Board has determined that appropriate steps should be taken to assure the Corporation and its affiliates of the continued employment and attention and dedication to duty of their employees and to seek to ensure the availability of their continued service, notwithstanding a Change in Control.

                 Therefore, in order to fulfill the above purposes, the following plan has been developed and is hereby adopted.


                                   ARTICLE I
                             ESTABLISHMENT OF PLAN

                 As of the Effective Date, the Corporation hereby establishes a separation compensation plan to be known as the McFarland Energy, Inc. Change in Control Retention/Severance Plan, as set forth in this document.


                                   ARTICLE II
                                  DEFINITIONS


       (a)      Board.  The Board of Directors of McFarland Energy, Inc.

                 (b)      Change in Control.  Any of the following events:

                          (1)     The acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of common stock of the

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Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this paragraph (1), the following acquisitions shall not in and of themselves constitute a Change in Control hereunder: (i) any acquisition of securities of the Corporation made directly from the Corporation and approved by a majority of the directors then comprising the Incumbent Board (as defined below), (ii) any acquisition of beneficial ownership of a higher percentage of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities that results solely from the acquisition, purchase or redemption of securities of the Corporation by the Corporation so long as such action by the Corporation was approved by a majority of the directors then comprising the Incumbent Board, or (iii) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (3) hereof; or

                          (2)     Individuals who, as of April 17, 1997,
constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to April 17, 1997 whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                          (3)     Consummation of a reorganization, merger or
consolidation or sale or other disposition of all or substantially all the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially owned, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all the Corporation's assets either directly or through one or more subsidiaries) or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members





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of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                          (4)     Approval by the shareholders of the
Corporation of a complete liquidation or dissolution of the Corporation.

                 (c) Code. The Internal Revenue Code of 1986, as amended from time to time.

                 (d)      Committee.  The Compensation Committee of the Board.

                 (e) Corporation. McFarland Energy, Inc., a Delaware corporation.

                 (f) Date of Termination. The date a Participant's employment is terminated.

                 (g) Defined Pay. A Participant's compensation for purposes of the Plan, determined as follows for the following categories of employees:

                          (i)     Key Employees - The sum of (1) the Key
Employee's highest annual salary during the current and three calendar years preceding the Effective Date, (2) the Participant's highest annual bonus during such three preceding years and (3) the Participant's annualized highest car allowance during such three preceding years;

                          (ii)    All other Participants - The Participant's
annual salary or wages, including, where applicable, scheduled overtime, in effect at his Date of Termination (or if the rate of such salary or wages has been reduced following a Change in Control, the highest rate of annual salary or wages in effect for such Participant at any time since the Change in Control).

                 (h)      Effective Date.  April 17, 1997.

                 (i) Employee. Any regular full-time or part-time employee of an Employer. The term shall exclude all individuals retained as independent contractors.

                 (j) Employer. The Corporation and each Subsidiary that has adopted the Plan pursuant to Article V and VI hereof and that are listed on Schedule B hereof, as it may be modified from time to time.

                 (k) Key Employees. The key employees of the Employers identified on the attached Schedule A, as it may be modified from time to time.

                 (l) Participant. An individual who is designated as such pursuant to Section 3.1.

                 (m) Plan. The McFarland Energy, Inc. Change in Control Retention/Severance Plan.





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                 (n)      Severance Benefit.  A benefit to which a Participant
may become entitled pursuant to Article IV hereof.

                 (o) Subsidiary. Any corporation or other entity in which the Corporation, directly or indirectly, holds a majority of the voting power or profits or capital interest of such entity.


                                  ARTICLE III
                                  ELIGIBILITY

         3.1 Participation. Each Employee of an Employer on the Effective Date shall become a Participant in the Plan. Any individual who subsequently becomes an Employee prior to a Change in Control shall become a Participant on his or her date of hire. Employees listed on Schedule C shall not be eligible to participate.

         3.2 Duration of Participation. A Participant shall cease to be a Participant in the Plan as a result of an amendment or termination of the Plan complying with Article VII of the Plan, or when he or she ceases to be an Employee of any Employer, unless, at the time he or she ceases to be an Employee, such Participant is entitled to payment of a Severance Benefit as provided in the Plan. A Participant entitled to payment of a Severance Benefit or any other amounts under the Plan shall remain a Participant in the Plan until the full amount of the Severance Benefit and any other amounts payable under the Plan have been paid to the Participant.


                                   ARTICLE IV
                               SEVERANCE BENEFITS

         4.1 Right to Severance Benefit. A Participant shall be entitled to receive from his or her Employer Severance Benefits in accordance with
Section 4.3 if the Participant's employment by an Employer shall terminate in any circumstance specified in Section 4.2(a), whether the termination is voluntary or involuntary.

         4.2     Termination of Employment.

                 (a) Terminations That Give Rise to Severance Benefits Under This Plan.

                          (i)     Except as set forth in subsection (b) below,
any termination of employment with an Employer by action of the Employer or any of its affiliates (excluding any transfer to another Employer, but treating as a termination of employment the sale of any assets or the stock of the Participant's Employer, unless a plan covering the Participant with benefits equivalent to those payable hereunder that recognizes that a Change in Control has already occurred is adopted by the entity that thereafter employs the Participant), at any time after a Change in Control and before the second anniversary of a Change in Control, shall entitle a Participant to a Severance Benefit in accordance with Section 4.3.





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                          (ii)    If, at any time after a Change in Control and
before the second anniversary of the Change in Control, a Participant's duties, responsibilities or annual salary or bonus opportunity or car allowance or hourly wages as an Employee are diminished or reduced in any material respect in comparison to the duties, responsibilities and annual salary, bonus opportunity, car allowance or hourly wages enjoyed by the Participant on the Effective Date or, if later, the Participant's date of hire, he may terminate his employment within 90 days of the occurrence of such reduction and be entitled to a Severance Benefit in accordance with Section 4.3.

                          (iii)   If, at any time after a Change in Control and
before the second anniversary of the Change in Control, a Participant is required to be based at a location more than 50 miles from the location where the Participant was based and performed services immediately prior to a Change in Control, he may terminate his employment within 90 days of the notice of such relocation and be entitled to a Severance Benefit in accordance with
Section 4.3.

                 (b) Terminations That Do Not Give Rise to Severance Benefits Under This Plan. If a Participant's employment is terminated for Cause, or voluntarily by the Participant in the absence of any event described in subsection (a)(ii) or (iii) of this Section 4.2, the Participant shall not be entitled to a Severance Benefit under the Plan.

   A termination for Cause shall have occurred where a Participant is terminated because of:

                          (i)  the willful and continued failure of the
Participant to perform substantially the Participant's duties with the Employer (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or a duly- elected officer of the Corporation which specifically identifies the manner in which the Board or the elected officer believes that the Participant has not substantially performed the Participant's duties, or

                          (ii) the willful engaging by the Participant in
illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation.

For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Corporation.

         4.3     Severance Benefits.

                 (a) If a Participant's employment is terminated in circumstances entitling the Participant to a Severance Benefit as provided in
Section 4.2(a), the Participant's Employer or the Corporation shall pay such Participant, within ten days of the Date of Termination, a cash lump sum





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as set forth in subsection (b) below and the continued medical benefits and life insurance coverages as set forth in subsection (b) below.

                 (b)      A Participant's Severance Benefits shall be:

         Benefit                                        Computation of Benefit
         -------                                        -----------------------
         Cash Severance                One-twelfth of Defined Pay for each whole or partial year of service not exceeding nine, plus one twenty-fourth of Defined Pay for each whole or partial year of service in excess of nine, subject to a minimum benefit of three-twelfths of Defined Pay.

         Medical                       Continued coverage under medical benefits arrangements substantially similar to that in effect immediately prior to a Change in Control at no greater cost to Participant than that applicable immediately prior to the Change in Control for a period equal to one month for each one-twelfth of Defined Pay paid as cash severance.

         Life Insurance                Continued coverage under life insurance arrangements substantially similar to that in effect immediately prior to a Change in Control at no greater cost to
                                       Participant than that applicable immediately prior to the Change in Control for a period equal to one month for each one-twelfth of Defined Pay paid as cash severance.

         4.4 Other Benefits Payable. The benefits payable hereunder shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options or other benefits that may be owed to a Participant upon or following termination, including but not limited to earned but unused vacation, amounts or benefits payable under any bonus or other compensation plan, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar or successor plan; provided, however, that the benefits payable under this Plan shall be deemed to include any severance pay or pay in lieu of notice required to be paid to such Participant under applicable law. This Plan shall supersede and replace any severance pay plan, program or arrangement that may previously have been adopted by any Employer, but not any individual agreement between the Employer and any employee. Benefits payable under this plan shall be reduced by any cash severance benefits payable under any individual employment contract.

         4.5     Payment Obligation Absolute.

                 The obligations of the Employers to pay or provide the Severance Benefits described in Section 4.3 shall be absolute and unconditional and shall not be affected by any circumstances,





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including, without limitation, any set-off, counterclaim, recoupment, defense or other right which an Employer may have against any Participant. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to or benefits provided to a Participant under any of the provisions of this Plan, nor shall the amount of any payment hereunder be reduced by any compensation earned by or benefits provided to a Participant as a result of employment by another employer.


                                   ARTICLE V
                            PARTICIPATING EMPLOYERS

                 This Plan may be adopted by any Subsidiary of the Corporation if the Board approves such adoption. Upon such adoption, the Subsidiary shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the Employees of that Subsidiary who are Participants pursuant to
Section 3.1.


                                   ARTICLE VI
                             SUCCESSOR TO EMPLOYER.

                 This Plan shall bind any successor of an Employer, substantially all its assets or substantially all its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Employer would be obligated under this Plan if no succession had taken place.

                 In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Corporation shall require such successor expressly and unconditionally to assume and agree to perform an Employer's obligations under this Plan, in the same manner and to the same extent that the Employer would be required to perform if no such succession had taken place. The term "Employer," as used in this Plan, shall mean the Employer as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.


                                  ARTICLE VII
                      DURATION, AMENDMENT AND TERMINATION

         7.1 Duration. If a Change in Control has not occurred, this Plan shall last until amended or terminated by resolution adopted by the Board. If a Change in Control occurs, this Plan shall continue in full force and effect and shall not terminate or expire until all Participants who become entitled to any payments hereunder shall have received such payments in full and all adjustments required to be made pursuant to Section 4.5 have been made.

         7.2 Termination and Amendment. The Plan shall be subject to amendment, change, substitution, deletion, revocation or termination (collectively, "Amendment") by the Board at any





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time prior to a Change in Control other than at the request of a third party who has taken steps reasonably calculated to effect a Change in Control. After a Change in Control, the Plan shall not be subject to Amendment in any respect which adversely affects the rights of a Participant without the consent of that Participant.

         7.3 Form of Amendment. The form of any amendment of the Plan shall be a written instrument signed by any person authorized to sign by the Board. An amendment of the Plan in accordance with the terms hereof shall automatically effect a corresponding amendment to all Participants' rights hereunder.


                                  ARTICLE VIII
                                 MISCELLANEOUS

         8.1 Indemnification. If after a Change in Control a Participant institutes any legal action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by this Plan, the Corporation or the Employer will pay for all actual legal fees and expenses reasonably incurred (as incurred) by such Participant, regardless of the outcome of such action.

         8.2 Employment Status. This Plan does not constitute a contract of employment or impose on the Participant's Employer any obligation to retain the Participant as an Employee, to change or not change the status of the Participant's employment, or to change the Corporation's policies or those of its Subsidiaries regarding termination of employment.

         8.3 Claim Procedure. If an Employee or former Employee makes a written request alleging a right to receive benefits under this Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, the Corporation shall treat it as a claim for benefits. All claims for benefits under the Plan shall be sent to the President of the Corporation and must be received within 30 days after termination of employment. If the President determines that any individual who has claimed a right to receive benefits, or different benefits, under the Plan is not entitled to receive all or any part of the benefits claimed, he will inform the claimant in writing of its determination and the reasons therefor in terms calculated to be understood by the claimant. The notice will be sent within 90 days of the claim unless the President determines additional time, not exceeding 90 days, is needed.
The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant what procedure the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Corporation a notice that the claimant contests the denial of his or her claim by the President and desires a further review. The Corporation shall within 60 days thereafter review the claim and authorize the claimant to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of the Corporation. The Corporation will render its final decision with specific reasons therefor in writing and will transmit





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it to the claimant within 60 days of the written request for review, unless the
Corporation determines additional time, not exceeding 60 days, is needed.

         8.4 Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.5 Governing Law. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of Delaware, without reference to principles of conflict of law.


                                   ARTICLE IX
                       BOARD APPROVAL AND EFFECTIVE DATE

                 This Plan was adopted by the Board on April 17, 1997, to be effective as of the date of adoption.





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                                   SCHEDULE A


Key Employees:

[Omitted]





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                                   SCHEDULE B


Downstream Operations, Inc.





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                                   SCHEDULE C


John C. McFarland
Ronald T. Yoshihara
Robert E. Ransom
William H. Moodie
Craig M. Sturtevant
Reinhard J. Suchsland





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